Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporatin by reference in this registration statement of our report dated October 18, 2001 on our audit of the financial statements and financial highlights of Nicholas II, Inc. and to all references to our firm, included in or made part of this Form N-1A Registration Statement, Post Effective Amendment No. 18, for Nicholas II, Inc.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin

January 28, 2002